                                                                   EXHIBIT H-4.2
                                                                     PAGE 1 OF 2


DELMARVA POWER & LIGHT COMPANY
PROJECTION
CASH FLOW



                                                                  QUARTER ENDING
                                        --------------------------------------------------------------------
                                          9/30/01    12/31/01    3/31/02    6/30/02    9/30/02   12/31/02      2003
                                          -------    --------    -------    -------    -------   --------      ----

NET INCOME                                   *          *           *          *          *          *          *
OTHER                                        *          *           *          *          *          *          *
                                        --------------------------------------------------------------------------------
NET CASH FROM OPERATIONS                     *          *           *          *          *          *          *

  CAPITAL EXPENDITURES                       *          *           *          *          *          *          *
  SALE OF ASSETS                             *          *           *          *          *          *          *
                                        --------------------------------------------------------------------------------
NET CASH USED IN INVESTING                   *          *           *          *          *          *          *

  SHORT-TERM DEBT                            *          *           *          *          *          *          *
  LONG-TERM DEBT                             *          *           *          *          *          *          *
  SECURITIZATION DEBT                        *          *           *          *          *          *          *
  PREFERRED STOCK                            *          *           *          *          *          *          *
  APIC - COMMON STOCK                        *          *           *          *          *          *          *
  PREFERRED DIVIDENDS                        *          *           *          *          *          *          *
  COMMON DIVIDENDS                           *          *           *          *          *          *          *
                                        --------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING               *          *           *          *          *          *          *

NET CHANGE IN CASH                           *          *           *          *          *          *          *

CASH & Cash Equivalents                *     *          *           *          *          *          *          *


FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                   EXHIBIT H-4.2
                                                                     PAGE 2 OF 2


DELMARVA POWER & LIGHT COMPANY
PROJECTION
CAPITALIZATION

                            6/30/01   9/30/01    12/31/01    3/31/02    6/30/02    9/30/02   12/31/02     2003
                            -------   -------    --------    -------    -------    -------   --------     ----
SHORT-TERM DEBT                *         *          *           *          *          *          *          *
LONG-TERM DEBT                 *         *          *           *          *          *          *          *
                            ---------------------------------------------------------------------------------------
TOTAL DEBT                     *         *          *           *          *          *          *          *

PREFERRED STOCK                *         *          *           *          *          *          *          *
                               *         *          *           *          *          *          *          *
COMMON STOCK & APIC            *         *          *           *          *          *          *          *
RETAINED EARNINGS              *         *          *           *          *          *          *          *
                            ---------------------------------------------------------------------------------------
COMMON EQUITY                  *         *          *           *          *          *          *          *


                            ---------------------------------------------------------------------------------------
TOTAL CAPITALIZATION           *         *          *           *          *          *          *          *
                            =======================================================================================


TOTAL DEBT                     *         *          *           *          *          *          *          *
PREFERRED STOCK                *         *          *           *          *          *          *          *
COMMON EQUITY                  *         *          *           *          *          *          *          *
                            ---------------------------------------------------------------------------------------
TOTAL CAPITALIZATION           *         *          *           *          *          *          *          *
                            =======================================================================================



FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.